FOR IMMEDIATE RELEASE
May 1, 2009

Contact:     Amy E. Essex
             Chief Financial Officer, Treasurer & Corporate Secretary
             First Federal of Northern Michigan Bancorp, Inc.
              (989) 356-9041

                FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.
                      ANNOUNCES FIRST QUARTER 2009 EARNINGS

Alpena,  Michigan - (May 1, 2009) First  Federal of Northern  Michigan  Bancorp,
Inc. (Nasdaq: FFNM) (the "Company") reported consolidated net income from continuing operations of $146,500, or $0.05 per basic and diluted share, for the quarter ended March 31, 2009, compared to a consolidated net loss from continuing operations of $14,000, or $0.00 per basic and diluted share, for the quarter ended March 31, 2008.

The major factor for the improved earnings in the current year quarter was mortgage banking activities income of $449,000 as compared to $105,000 for the same quarter in 2008.

Michael W. Mahler, President and Chief Executive Officer of the Company, commented "We were encouraged this quarter by the high level of mortgage refinance activity. Most of the refinanced loans were sold into the secondary market and we recorded gain and fee income. This activity, although slowed somewhat, continues to be relatively strong as we head into the second quarter of 2009. We continued to experience credit quality issues in the quarter, resulting in a $264,000 provision for loan losses. However, we seem to be turning the corner with many of our troubled commercial credits. We will continue to monitor these loans closely. We were able to reduce our non-interest expense quarter over quarter due to the sale of our insurance subsidiary, the InsuranCenter of Alpena, and other cost-cutting measures we put in place at the end of 2008. As we sold the InsuranCenter at the end of February 2009, we expect an even greater reduction in non-interest expense for the quarter ended June 30, 2009 as compared to the quarter ended June 30, 2008."

Selected Financial Ratios
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

                                                                      For the Three Months Ended March 31
                                                              ----------------------------------------------------
                                                                       2009                         2008
                                                              ------------------------     -----------------------

Performance Ratios:
Net interest margin                                                             3.10%                       2.98%
Average interest rate spread                                                    2.74%                       2.53%
Return on average assets*                                                       0.16%                      -0.05%
Return on average equity*                                                       1.35%                      -0.39%

* Annualized


                                                                                                  As of
                                                      ------------------------------------------------------------------------------
                                                          March 31, 2009             December 31, 2008            March 31, 2008
                                                      ------------------------     -----------------------     ---------------------
Asset Quality Ratios
Non-performing assets to total assets                                  5.71%                       5.57%                     4.43%
Non-performing loans to total loans                                    6.50%                       6.14%                     4.86%
Allowance for loan losses to non-performing assets                    40.41%                      40.90%                    36.69%
Allowance for loan losses to total loans                               2.92%                       2.85%                     1.99%
Total non-performing assets (000's omitted)                         $14,268                     $13,807                    $10,835



Financial Condition

Total assets of the Company at March 31, 2009 were $249.8 million, an increase of $2.1 million, or 0.8%, from assets of $247.7 million at December 31, 2008. The ratio of nonperforming assets to total assets was 5.71% at March 31, 2009 compared to 5.57% at December 31, 2008 and 4.43% at March 31, 2008. Non-performing assets increased by $461,000 from December 31, 2008 to March 31, 2009. The increase in non-performing assets reflected seven mortgage loans and two small commercial loans which were placed in non-accrual status during the quarter.

Stockholders' equity increased by $131,000 from $29.4 million at December 31, 2008 to $29.5 million at March 31, 2009. The increase in equity was attributable primarily to the net income for the three-month period of $100,600. In an effort to preserve capital, in December 2008 the Company announced the suspension of its quarterly cash dividend, which continued into the first quarter of 2009. The Company intends to review this decision on a quarterly basis. Despite the reduction in regulatory capital of $2.3 million related to Disallowed Deferred Tax Assets, First Federal of Northern Michigan's regulatory capital remains at levels in excess of regulatory requirements, as shown in the table below.




                                                                                          Capital Required To be
                                                                                               Categorized as
                                                                                         Well-Capitalized Under
                                    Actual Capital        Capital Requireda For Capital      Prompt Corrective
                                   at March 31, 2009         Adequacy Purposes              Action Provisions
                                 -----------------------  -----------------------------  --------------------------
                                    Amount        Ratio        Amount        Ratio         Amount        Ratio
                                    ------        -----        ------        -----         ------        -----
                                                              (Dollars in Thousands)

March 31, 2009
Total capital (to risk-
weighted assets)                     $ 26,584        15.06%     $ 14,122          8.00%     $ 17,652        10.00%
Tier 1 capital (to risk-
weighted assets)                     $ 24,334        13.79%      $ 7,061          4.00%     $ 10,591         6.00%
Tangible capital (to
tangible assets)                     $ 24,334         9.94%      $ 3,674          1.50%      $ 4,899         2.00%

Results of Operations

Interest income decreased to $3.3 million for the three months ended March 31, 2009, from $3.6 million for the year earlier period. The decrease in interest income was due primarily to two factors: a decrease in the average balance of our interest-earning assets due to reductions in the size of our loan portfolio and a decrease in the yield on interest-earning assets due in part to lower market interest rates and in part to increases in non-accrual loans.

Interest expense decreased to $1.5 million for the three months ended March 31, 2009 from $1.9 million for the three months ended March 31, 2008. The decrease in interest expense for the three-month period was due primarily to decreases in the average balance of and interest rates on our Federal Home Loan Bank advances period over period as well as a decrease in the average balance of certificates of deposit and a decrease in the cost of funds related to higher-costing certificates of deposits which matured and re-priced lower.

The Company's net interest margin increased to 3.10% for the three-month period ended March 31, 2009 from 2.98% for the same period in 2008. During this time period, the average yield on interest-earning assets decreased 51 basis points to 5.68% from 6.19%, while the cost of funds decreased 72 basis points to 2.94% from 3.66%.

The provision for loan losses for the three-month period ended March 31, 2009 was $264,000, as compared to $25,000 for the prior year period. The increase in provision for the three-month period related primarily to additional provisions for several commercial relationships. The provision was based on management's review of the components of the overall loan portfolio, the status of non-performing loans and various other factors.

Non-interest income increased from $412,000 for the three months ended March 31, 2008 to $763,000 for the three months ended March 31, 2009. The increase for the three-month period was primarily attributed to a marked increased in mortgage banking activities income, which was driven by low market interest rates.

Non-interest expenses were $2.1 million for both the three months ended March 31, 2008 and 2009. Compensation and employee benefits were $79,000 lower period over period as a result of cost-cutting measures put in place in 2008. These savings were partially offset by a $60,000 increase in FDIC premiums period over period. In addition, the Company recorded an additional $10,000 in amortization of intangible assets due to the recharacterization of goodwill related to the Grotenhuis income stream as an amortizable intangible asset.

Safe Harbor Statement

This news release and other releases and reports issued by the Company, including reports to the Securities and Exchange Commission, may contain "forward-looking statements." The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The Company is including this statement for purposes of taking advantage of the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995.


First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Balance Sheet
------------------------------------------------------------------------------------------------------------------------------------

                                                                                        March 31, 2009            December 31, 2008
                                                                                        ---------------           -----------------
                                                                                        (Unaudited)
ASSETS Cash and cash equivalents:
Cash on hand and due from banks ................................................    $      2,048,952              $    3,097,788
Overnight deposits with FHLB ...................................................             460,858                     372,523
                                                                                    ----------------              --------------
Total cash and cash equivalents ................................................           2,509,810                   3,470,311
Securities AFS  ................................................................          29,365,064                  25,665,178
Securities HTM .................................................................           4,019,968                   4,022,235
Loans held for sale ............................................................           1,396,684                     107,000
Loans receivable, net of allowance for loan losses of $5,765,561 and
       $5,647,055 as of March 31, 2009 and December 31, 2008, respectively .....         191,642,968                 192,270,714
Foreclosed real estate and other repossessed assets ............................           1,424,033                   1,637,923
Federal Home Loan Bank stock, at cost ..........................................           4,196,900                   4,196,900
Premises and equipment .........................................................           6,951,582                   7,089,746
Accrued interest receivable ....................................................           1,483,700                   1,469,176
Intangible assets ..............................................................           1,139,095                   1,192,853
Other assets ...................................................................           5,627,613                   4,939,523
Assets of discontinued operation  ..............................................                   -                   1,610,734
                                                                                   -----------------              --------------
Total assets ...................................................................   $     249,757,417              $  247,672,293
                                                                                   =================              ==============


LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits .......................................................................   $     164,397,207                 165,778,598
Advances from borrowers for taxes and insurance ................................             275,176                   $ 104,475
Federal Home Loan Bank advances ................................................          44,350,000                  40,200,000
Note payable ...................................................................             768,651                     768,651
REPO sweep accounts ............................................................           7,571,905                   9,447,415
Accrued expenses and other liabilities .........................................           2,844,648                   1,877,600
Liabilities of discontinued operation ..........................................                   -                      76,792
                                                                                   -----------------              --------------
Total liabilities ..............................................................         220,207,587                 218,253,531
                                                                                   -----------------              --------------


Stockholders' equity:
Common stock ($0.01 par value 20,000,000 shares authorized
  3,191,999 shares issued)......................................................              31,920                      31,920
Additional paid-in capital .....................................................          24,300,037                  24,302,102
Retained earnings  .............................................................           8,863,053                   8,762,412
Treasury stock at cost (307,750 shares).........................................          (2,963,918)                 (2,963,918)
Unallocated ESOP ...............................................................            (737,861)                   (764,861)
Unearned compensation ..........................................................            (255,163)                   (286,324)
Accumulated other comprehensive income..........................................             311,762                     337,431
                                                                                   -----------------              --------------
Total stockholders' equity .....................................................          29,549,830                  29,418,762
                                                                                   -----------------              --------------

Total liabilities and stockholders' equity .....................................   $     249,757,417              $  247,672,293
                                                                                   =================              ==============


First Federal of Northern Michigan Bancorp, Inc. and Subsidiaries
Consolidated Statement of Income
-----------------------------------------------------------------------------------------------------------------------------------

                                                                                                    For the Three Months
                                                                                                       Ended March 31,
                                                                                ---------------------------------------------------
                                                                                         2009                          2008
                                                                                        -----                          -----
                                                                                                    (Unaudited)
Interest income:
Interest and fees on loans .....................................................   $      2,942,340               $   3,274,547
Interest and dividends on investments ..........................................            197,398                     276,577
Interest on mortgage-backed securities .........................................            150,826                      38,400
                                                                                   ----------------                ------------
Total interest income ..........................................................          3,290,564                   3,589,524

Interest expense:
Interest on deposits ...........................................................          1,060,286                   1,294,452
Interest on borrowings .........................................................            428,559                     572,919
                                                                                   ----------------               -------------
Total interest expense .........................................................          1,488,845                   1,867,371
                                                                                   ----------------               -------------

Net interest income ............................................................          1,801,719                   1,722,153
Provision for loan losses ......................................................            264,230                      24,970
                                                                                   ----------------               -------------
Net interest income after provision for loan losses ............................          1,537,489                   1,697,183
                                                                                   ----------------               -------------

Non Interest income:
Service charges and other fees .................................................            214,872                     226,175
Mortgage banking activities ....................................................            449,205                     104,806
Gain on sale of available-for-sale investments .................................                  -                      16,052
Net gain (loss) on sale of premises and equipment,
  real estate owned and other repossessed assets ...............................             71,542                      (2,801)
Other  .........................................................................             32,595                      23,030
Insurance & Brokerage Commissions ..............................................             30,022                      45,000
                                                                                   ----------------               -------------
Total non interest income ......................................................            798,236                     412,262

Non interest expenses:
Compensation and employee benefits .............................................          1,147,802                   1,226,860
SAIF Insurance Premiums ........................................................             79,564                      19,188
Advertising ....................................................................             17,550                      30,140
Occupancy ......................................................................            302,418                     307,518
Amortization of intangible assets ..............................................             89,117                      77,122
Service Bureau Charges .........................................................             91,959                      82,369
Insurance & Brokerage Commission Expense .......................................                  -                           0
Professional Services ..........................................................            102,904                      89,656
Prepayment penalty on FHLB advances ............................................                  -                           -
Other  .........................................................................            306,500                     297,363
                                                                                   ----------------               -------------
Total non interest expenses ....................................................          2,137,814                   2,130,216
                                                                                   ----------------               -------------

Income (loss) from continuing operations before income tax expense (benefit) ...            197,911                     (20,771)
Income tax expense (benefit) from continuing operations  .......................             51,412                      (6,808)
                                                                                   ----------------               -------------
Net income (loss) from continuing operations ...................................            146,499                     (13,963)

Loss from discontinued operations, net of income tax benefit
of $23,624 and $9,115 ..........................................................           (45,858)                     (17,693)
                                                                                  -----------------               -------------

Net Income (loss) ..............................................................  $        100,641                $     (31,656)
                                                                                  ================                =============


Per share data:
Income (loss) per share from continuing operations .............................
   Basic .......................................................................  $           0.05                $       (0.00)
   Diluted  ....................................................................  $           0.05                $       (0.00)
Loss per share from discontinued operations ....................................
   Basic .......................................................................  $          (0.02)               $       (0.01)
   Diluted .....................................................................  $          (0.02)               $       (0.01)
Net income (loss) per share ....................................................
   Basic .......................................................................  $           0.03                $       (0.01)
   Diuted ......................................................................  $           0.03                $       (0.01)
Weighted average number of shares outstanding
   Basic .......................................................................         2,884,249                     2,884,249
   Including dilutive stock options ............................................         2,884,249                     2,884,249
Dividends per common share .....................................................  $              -                $         0.05

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